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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kana Communications, Inc. of our report dated July 19, 1999 except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999, relating to the financial statements of Silknet Software, Inc., which appear in the Registration Statement on Form S-1 (File No. 333-42522) of Kana Communications, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
    Boston, Massachusetts

September 25, 2000